DLH Announces Acquisition of Social & Scientific Systems
Health Research & Data Analytics Leader Diversifies DLH and Strengthens Core Capabilities

Atlanta, Georgia – June 10, 2019 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced that it has acquired privately-held Social & Scientific Systems (“SSS”) of Silver Spring, Maryland. The firm, with approximately 400 employees, is a leading public health service organization providing solutions in clinical and biomedical research, epidemiology, health policy, and program evaluation. SSS utilizes advanced research (including longitudinal studies), data analytics, and secure IT platform services to assist mission-critical public health agencies within the Department of Health & Human Services – including the National Institutes of Health (NIH) and the Centers for Medicare and Medicaid Services (CMS) – along with other healthcare-related institutions.

SSS was purchased for $70 million in cash, or $63 million net of transaction-related tax benefits worth $7 million on a net present value basis. DLH estimates that SSS will contribute approximately $65 million, on an annualized basis, to revenue of the Company going forward. The SSS backlog was approximately $346 million at closing, reflecting the long term nature of its research and studies contracts. The funded component of acquired backlog was approximately $40 million. SSS will operate as a wholly-owned subsidiary of DLH Holdings Corp. and will be led by Kevin Beverly, its current President.

"This is an exciting addition to DLH and one that aligns perfectly with our strategy to expand the Company’s Public Health & Life Sciences focus area, diversifying our portfolio and bringing scale to support growth. In addition, we’ll augment our executive team with the high caliber leadership demonstrated by Kevin Beverly,” said Zachary Parker, DLH President & CEO. “With over 40 years in business, SSS is a nationally-recognized technology-enabled health research organization that collects, manages, and analyzes large-scale health data in support of critical public initiatives – complementing and broadening the markets we serve within the federal government.”

“I’m very pleased that SSS has found, in DLH, a great partner with which to continue delivering high quality health policy, data analytics, and public health services to federal agencies,” added Kevin Beverly, President of SSS. “Not only does DLH share a similar vision and corporate culture, but the Company is dedicated to improving the lives of citizens across the US and around the world. DLH has a reputation for providing a disciplined approach to achieving excellent customer service – including CMMI and ISO certifications – and valuing its employees. I look forward to working with Zach and his team as part of this dynamic new enterprise.”

DLH financed the acquisition through a new 5-year, $95 million, secured bank credit facility. First National Bank of Pennsylvania acted as agent, and F.N.B. Capital Markets and M&T Bank acted as joint lead arrangers. The facility is comprised of a syndicated term loan of $70 million and revolving credit facility of $25 million. The acquisition price and transaction expenses were funded by the term loan plus cash reserves of DLH, with the revolver available to support future cash needs. The interest rate applicable to borrowings is LIBOR plus a spread, based on the consolidated leverage ratio of DLH; at closing, the interest rate was 6.42%. Additional terms of the transaction and financing arrangements will be available in the Company’s SEC filings.

Advisors
KippsDeSanto & Co. served as financial advisor to DLH. Hogan Lovells US, LLP and Becker & Poliakoff LLP served as legal advisors to DLH as part of this transaction. The Avascent Group, Baker Tilly, and the Lockton Companies provided consulting services to DLH in connection with the acquisition.

Houlihan Lokey served as financial advisor to SSS; Saul Ewing Arnstein & Lehr, LLP served as legal advisor to SSS.

Conference Call and Webcast to be Held July 2, 2019
DLH management will discuss the acquisition of SSS on a conference call beginning at 10:00 a.m. Eastern Time on Tuesday, July 2, 2019. Interested parties may listen to the conference call by dialing 888-347-5290 and providing the operator with the conference ID 10132176. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 10132176.

About DLH
DLH (NASDAQ:DLHC) serves federal government clients throughout the United States and abroad delivering technology enabled solutions in key health and human services programs. The Company's core competencies and consulting services include assessment and compliance monitoring, program management, health IT systems integration, data analytics, medical logistics, and pharmacy solutions. DLH has over 1,600 employees serving numerous government agencies. For more information, visit the corporate website at www.dlhcorp.com.

About Social & Scientific Systems
Social & Scientific Systems, based in Silver Spring, MD, is a public health research organization providing solutions in clinical and biomedical research, epidemiology and public health research, health policy, and program evaluation. The company, with approximately 400 employees, has offices in Durham, NC and Kampala, Uganda and was founded in 1978. Additional information can be found at www.s-3.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events, such as DLH`s and SSS’s future financial performance and the performance of the combined enterprise, including estimates of future revenues, operating income, earnings, and backlog. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following: failure to achieve the anticipated benefits of the SSS acquisition (including anticipated future financial operating performance and results); diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from the acquisition; the inability to retain SSS employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new services; changes in client budgetary priorities; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of SSS and any future acquisitions; and other risks described in the Company’s SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as interim quarterly filings thereafter. The forward-looking statements contained herein are made as of the date hereof. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

DLH Investor Relations
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com